Merchants and Exhibit 99.1 Manufacturers Bank Corporation FOR IMMEDIATE RELEASE April 1, 2024 First Busey Corporation Finalizes Acquisition of Merchants and Manufacturers Bank Corporation and Merchants and Manufacturers Bank CHAMPAIGN, IL and OAKBROOK TERRACE, IL—First Busey Corporation (“Busey”) (NASDAQ: BUSE), the holding company for Busey Bank, announced the completion of its acquisition of Merchants and Manufacturers Bank Corporation (“M&M”), the holding company for Merchants and Manufacturers Bank (“M&M Bank”), effective April 1, 2024. The transaction was previously announced on November 27, 2023. At the effective time of the merger, each share of M&M common stock converted to the right to receive, at the election of each shareholder, and subject to proration and adjustment as provided in the merger agreement, (i) $117.74 in cash, (ii) 5.7294 shares of Busey common stock, or (iii) mixed consideration of $34.55 in cash and 4.0481 shares of Busey common stock, with total consideration consisting of approximately $12.2 million in cash and 1,429,324 shares of Busey common stock. Busey will operate M&M Bank as a separate banking subsidiary of Busey until it is merged with Busey Bank, which is expected to occur in June 2024. At the time of the bank merger, M&M’s banking offices will become banking offices of Busey, except for the banking office located at 990 Essington Rd., Joliet, Illinois, which is expected to be closed in connection with the bank merger. The combined pro forma franchise will serve customers through 62 full-service locations, including 21 in Central Illinois markets, 17 in suburban Chicago markets, 20 in the St. Louis metropolitan area, one in Indianapolis and three in Southwest Florida. The pro forma organization had combined assets of $12.8 billion, $8.1 billion in loans, $10.7 billion in deposits and $12.1 billion in wealth assets under care as of December 31, 2023. Busey Chairman, President and Chief Executive Officer Van A. Dukeman said, “Through this partnership, Busey and M&M will advance our community banking culture through our shared, longstanding commitments to supporting our associates, customers and communities. Our combined franchise benefits our clients through enhanced capabilities and products, including M&M’s Life Equity Loan® product, while a growing, dynamic organization presents more professional growth opportunities for associates.”

The partnership enhances Busey's existing deposit, commercial banking and wealth management presence in the Chicago-Naperville-Elgin, IL-IN-WI Metropolitan Statistical Area (MSA). Through this transaction, Busey's deposit share ranking in DuPage and Will Counties improves to #4 while our share in the Chicago MSA improves to #8 (based on 2023 FDIC Summary of Deposits data and excluding large financial institutions with $100 billion+ in assets). Additionally, this partnership solidifies Busey Bank's position as #13 in total deposit market share across the state of Illinois and #4 in deposit share for banks headquartered in Illinois.

M&M Bank was founded in 1969 as a locally-owned bank valuing its roles and responsibilities as a community bank, bringing a focused expertise in business banking. M&M Bank continues to be dedicated to its founding principles by being actively involved in the communities it serves and providing unparalleled service delivered by experienced local professionals. As of December 31, 2023, M&M Bank had total consolidated assets of $0.5 billion, total loans of $0.4 billion and total deposits of $0.4 billion.

M&M Chief Executive Officer and Director Brad W. Butler shared, "Thanks to talented associates, both Busey and M&M have proven successful in providing premier customer service while building and maintaining strong generational relationships with those we serve. We are thrilled M&M Bank customers will continue to experience service excellence with the bankers they know and trust, while benefiting from expanded banking products and Busey's extensive service center footprint across Illinois, Missouri, Florida and Indiana."

Both companies support and value an engaged and empowered workforce and are committed to building a premier, service-oriented, community banking experience. Busey has been named among *American Banker's* Best Banks to Work For since 2016; voted as one of the Best Places to Work in Illinois by associates since 2016; listed among 2022 and 2023's America's Best Banks by *Forbes*—in addition to various wellness, training and development, philanthropic and other workplace awards. We are honored to be consistently recognized nationally and locally for our engaged culture of integrity and commitment to community development.

Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel to Busey. ArentFox Schiff LLP served as legal counsel and Keefe, Bruyette & Woods, Inc., a Stifel Company served as financial advisor to M&M.

About First Busey Corporation

As of December 31, 2023, First Busey Corporation (Nasdaq: BUSE) was a $12.28 billion financial holding company headquartered in Champaign, Illinois. Busey Bank, a wholly-owned bank subsidiary of First Busey Corporation, had total assets of $12.25 billion as of December 31, 2023, and is headquartered in Champaign, Illinois. Busey Bank currently has 58 banking centers, with 21 in the Central Illinois markets of Champaign, Peoria, Bloomington, and Decatur, 13 in suburban Chicago markets, 20 in the St. Louis metropolitan area, 1 in Indianapolis and 3 in southwest Florida. More information about Busey Bank can be found at busey.com.

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FIRST BUSEY CORPORATION

Through Busey's Wealth Management division, Busey Bank provides a full range of asset management, investment, brokerage, fiduciary, philanthropic advisory, tax preparation, and farm management services to individuals, businesses, and foundations. Assets under care totaled $12.14 billion as of December 31, 2023. More information about Busey's Wealth Management services can be found at busey.com/wealthmanagement.

Busey Bank's wholly-owned subsidiary, FirsTech Inc. ("FirsTech"), specializes in the evolving financial technology needs of small and medium-sized businesses, highly regulated enterprise industries, and financial institutions. FirsTech provides comprehensive and innovative payment technology solutions including online, mobile, and voice-recognition bill payments; money and data movement; merchant services; direct debit services; lockbox remittance processing for payments made by mail; and walk-in payments at retail agents. Additionally, FirsTech simplifies client workflows through integrations enabling support with billing, reconciliation, bill reminders, and treasury services. More information about FirsTech can be found at firstechpayments.com.

About Merchants and Manufacturers Bank
M&M Bank is a wholly-owned bank subsidiary of First Busey Corporation acquired in the merger. Headquartered in Joliet, Illinois, M&M Bank has several locations in the Chicago-Naperville-Elgin, IL-IN-WI Metropolitan Statistical Area (MSA). M&M Bank focuses on serving privately held manufacturers and distributors and select service businesses, particularly in the Greater Chicago area. M&M Bank provides a range of financial services and has developed a unique Life Equity Loan® program. For more information, visit m-mbank.com.

Contacts

Jeffrey D. Jones, EVP & CFO
First Busey Corporation
(217) 365-4500
jeff.jones@busey.com

Amy L. Randolph, EVP & COO
First Busey Corporation
(217) 365-4500
amy.randolph@busey.com

Special Note Concerning Forward-Looking Statements
This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance, and business of First Busey Corporation ("Busey"). Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Busey's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Busey undertakes no obligation to update any statement in light of new

Busey
FIRST BUSEY CORPORATION

information or future events. A number of factors, many of which are beyond the ability of Busey to control or predict, could cause actual results to differ materially from those in any forward-looking statements.

These factors include, among others, the following: (1) the strength of the local, state, national, and international economy (including effects of inflationary pressures and supply chain constraints); (2) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the Coronavirus Disease 2019 pandemic), or other adverse external events that could cause economic deterioration or instability in credit markets (including Russia's invasion of Ukraine and the Israeli-Palestinian conflict); (3) changes in state and federal laws, regulations, and governmental policies concerning Busey's general business (including changes in response to the recent failures of other banks); (4) changes in accounting policies and practices; (5) changes in interest rates and prepayment rates of Busey's assets (including the impact of the London Interbank Offered Rate phase-out and the recent and potential additional rate increases by the Federal Reserve); (6) increased competition in the financial services sector (including from non-bank competitors such as credit unions and fintech companies) and the inability to attract new customers; (7) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (8) the loss of key executives or associates; (9) changes in consumer spending; (10) unexpected results of acquisitions, including the acquisition of Merchants and Manufacturers Bank Corporation; (11) unexpected outcomes of existing or new litigation involving Busey; (12) fluctuations in the value of securities held in Busey's securities portfolio; (13) concentrations within Busey's loan portfolio, large loans to certain borrowers, and large deposits from certain clients; (14) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure; (15) the level of non-performing assets on Busey's balance sheets; (16) interruptions involving information technology and communications systems or third-party servicers; (17) breaches or failures of information security controls or cybersecurity-related incidents; and (18) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, blizzards, and droughts. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Additional information concerning Busey and its business, including additional factors that could materially affect Busey's financial results, is included in Busey's filings with the Securities and Exchange Commission.

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Busey
FIRST BUSEY CORPORATION